SUB-ITEM 77Q3

AIM U.S. GOVERNMENT FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2009
FILE NUMBER: 811-05686
SERIES NO.: 4

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     $ 8,842
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                     $ 1,829
        Class C                     $ 1,168
        Class R                     $   146
        Class Y                     $    12
        Investor Class              $ 1,014
        Institutional Class         $   552


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                      0.1844
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                      0.1521
        Class C                      0.1514
        Class R                      0.1735
        Class Y                      0.1206
        Investor Class               0.1858
        Institutional Class          0.2056


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                      52,477
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                      11,982
        Class C                       9,315
        Class R                         969
        Class Y                         102
        Investor Class                5,765
        Institutional Class           2,491


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 8.96
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 8.99
        Class C                      $ 8.95
        Class R                      $ 8.96
        Class Y                      $ 8.96
        Investor Class               $ 8.96
        Institutional Class          $ 8.97